UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 21, 2007

MEDICAL DISCOVERIES, INC
(Exact Name of Registrant as Specified in Charter)

Utah
(State of Incorporation)

000-12627	87-0407858
(Commission File Number)	(I.R.S. Employer Identification No.)

6033 W. Century Blvd, Suite 1090, Los Angeles, California	90045
(Address of Principal Executive Offices)	(Zip Code)

(310) 670-7911
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

ITEM 5.02	DEPARTURE OF DIRECTORS AND CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On August 31, 2007, Medical Discoveries, Inc. (the “Company”) entered into that certain Settlement and Release Agreement (the “Agreement”) with Judy Robinett, then the Company’s current Chief Executive Officer, regarding the resignation of Ms. Robinett from all of her positions with the Company. In order to assist the Company in its transition from a bio-pharmaceutical company to an alternative energy company, under the Agreement Ms. Robinett agreed to continue to act as the Company’s transitional Chief Executive Officer until the completion of certain transitional matters and that her resignation would not become effective until the completion of those matters. On December 21, 2007, the last of the transitional matters was completed, and, in accordance with the Agreement, Ms. Robinett resigned as the Company’s Chief Executive Officer and as a member of its Board of Directors.

A copy of the Agreement was previously filed as an exhibit to the Current Report on Form 8-K filed with the Securities and Exchange Commission on September 17, 2007.

Effective September 1, 2007, the Company entered into an employment agreement with Richard Palmer pursuant to which the Company hired Mr. Palmer to serve as its President and Chief Operating Officer. The employment agreement with Mr. Palmer also provided that Mr. Palmer would assume the office of Chief Executive Officer of the Company following the resignation of Ms. Robinett. Accordingly, effective December 21, 2007, Mr. Palmer became the Company’s Chief Executive Officer.

A copy of Mr. Palmer’s employment agreement was previously filed as an exhibit to the Current Report on Form 8-K filed with the Securities and Exchange Commission on September 17, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDICAL DISCOVERIES, INC.

Date: December 27, 2007	By:	/s/ Richard Palmer
Richard Palmer, President and Chief Executive Officer